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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 1996, which appears on page 24 of the Annual Report to Stockholders of KLA Instruments Corporation, which is incorporated in reference in KLA Instruments Corporation's Annual Report on Form 10-K for the year ended June 30, 1996.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Jose, California
May 7, 1997